Exhibit Number
99.1

Investor Contact:	W. Larry Cash
Executive Vice President
and Chief Financial Officer
(615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2007 RESULTS WITH NET OPERATING REVENUES UP 17.7%

FRANKLIN, TN. (July 30, 2007) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the three and six months ended June 30, 2007.
          Net operating revenues for the quarter ended June 30, 2007, totaled $1.249 billion, a 17.7% increase compared with $1.061 billion for the same period last year. Income from continuing operations and net income increased 2.7% to $53.8 million, or $0.57 per share (diluted), on 94.6 million weighted average shares outstanding for the quarter ended June 30, 2007, compared with $52.4 million, or $0.54 per share (diluted), on 96.9 million weighted average shares outstanding for the same period last year.
          Adjusted EBITDA for the second quarter of 2007 was $172.5 million, compared with $156.7 million for the same period last year, representing a 10.1% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the second quarter of 2007 was $95.6 million, compared with $116.2 million for the same period last year.
          The consolidated financial results for the quarter ended June 30, 2007, reflect a 10.9% increase in total admissions compared with the same period last year. This increase is attributable to hospitals acquired during 2007 and 2006. On a same-store basis, admissions decreased 0.2% and adjusted admissions decreased 0.4%, compared with the same period last year. On a same-store basis, net operating revenues increased 4.5%, compared with the same period last year.
          Net operating revenues for the six months ended June 30, 2007, totaled $2.453 billion, a 17.5% increase compared with $2.088 billion for the same period last year. Income from continuing operations decreased 1.4% to $108.1 million compared with $109.6 million for the same period last year. As a result of a decrease in the number of weighted average shares outstanding on a per share (diluted) basis, income from continuing operations increased to $1.14 per share (diluted) on 94.4 million weighted average shares outstanding compared to $1.13 per share (diluted) on 97.5 million weighted average shares outstanding for the same period last year. Net income increased to $108.1 million, or $1.14 per share (diluted), for the six months ended June 30, 2007, compared with $106.4 million, or $1.09 per share (diluted), for the same period last year.
          Adjusted EBITDA for the six months ended June 30, 2007, was $342.7 million, compared with $315.2 million for the same period last year, representing an 8.7% increase. Net cash provided by operating activities for the six months ended June 30, 2007, was $216.0 million, compared with $207.0 million for the same period last year.

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CYH Announces Second Quarter 2007 Results

July 30, 2007
          The consolidated financial results for the six months ended June 30, 2007, reflect an 11.8% increase in total admissions compared with the same period last year. This increase is primarily attributable to hospitals acquired during 2007 and 2006. On a same-store basis, admissions increased 0.4% and adjusted admissions increased 0.4%, compared with the same period last year. On a same-store basis, net operating revenues increased 5.3%, compared with the same period last year.
          “Community Health Systems delivered a solid financial and operating performance for the second quarter of 2007,” said Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. “These results reflect consistent execution of our centralized and standardized operating strategy and our ongoing focus on quality care. This strategy has enabled us to continue to be successful in meeting our objectives in a challenging, constantly evolving healthcare environment.”
          On July 25, 2007, the Company completed its acquisition of Triad Hospitals, Inc. (“Triad”) (former NYSE: TRI). Pursuant to the merger agreement under which the acquisition was completed, shareholders of Triad received $54 in cash per share of common stock, or approximately $6.968 billion in the aggregate, including the assumption of approximately $1.702 billion of existing indebtedness of Triad. Triad stock ceased to trade on the New York Stock Exchange effective at the close of business on July 25, 2007.
          In connection with the consummation of the merger, the Company obtained $7.215 billion of senior secured financing under a new credit facility and its wholly-owned subsidiary, CHS/Community Health Systems, Inc. issued $3.021 billion aggregate principal amount ($3.000 billion, net of discount) of 8.875% senior notes due 2015 (the “Notes”) at the closing of the merger. The Company used the net proceeds of $3.000 billion from the Notes offering and the net proceeds from the $6.065 billion of term loan under the new credit facility to pay the consideration under the merger agreement, to repay certain of its indebtedness and indebtedness of Triad, to complete certain related transactions, to pay certain costs and expenses of the transactions and for general corporate uses. A $750.0 million revolving credit facility and a $400.0 million delayed draw term loan facility is available to the Company for working capital and general corporate purposes under the new credit facility. The revolving credit facility will include a subfacility for letters of credit and a swingline subfacility.
          “We are very pleased to complete the acquisition of Triad Hospitals, Inc.,” added Smith. “This transaction marks a significant milestone for the Company, establishing in our view Community Health Systems as the leading publicly traded hospital management company in the United States, with the expertise and scale inherent in this position. We believe this merger represents a significant growth opportunity as we begin to focus on the incremental value of the newly acquired assets. We are very excited about our ability to further expand our reach and geographic scope and look forward to the successful integration of the Triad operations.”
          Effective April 1, 2007, the Company completed the acquisition of Lincoln General Hospital, a 157 bed acute care hospital in Ruston, Louisiana. Ruston is approximately 70 miles east of Shreveport, Louisiana, and is home to both Louisiana Tech University and Grambling State University .
          Effective May 1, 2007, the Company completed the acquisition of Porter Memorial Hospital, a 301 bed acute care hospital located in Valparaiso, Indiana. Hospital campuses are located in Valparaiso and Portage, Indiana, and outpatient medical campuses in Chesterton, Dermotte and Hebron, Indiana. Valparaiso is the county seat of Porter County, and is located 40 miles southeast of Chicago, Illinois, and 40 miles west of South Bend, Indiana.
          Located in Franklin, Tennessee, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban and mid-market communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 130 hospitals in 28 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

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CYH Announces Second Quarter 2007 Results

July 30, 2007
          Community Health Systems, Inc. will hold a conference call to discuss this press release on Tuesday, July 31, 2007, at 11:30 a.m. Central, 12:30 p.m. Eastern. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through August 31, 2007. A copy of the Company’s Form 8-K (including this press release) and conference call slide show will also be available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and, current reports on Form 8-K and 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Announces Second Quarter 2007 Results

July 30, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Financial Highlights
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007		2006	2007	2006

Net operating revenues	$1,249,128		$1,061,054	$2,453,125	$2,087,616
Adjusted EBITDA (a)	$172,549	(b)	$156,744	$342,748	$315,202
Income from continuing operations	$53,763		$52,369	$108,087	$109,623
Net income	$53,763		$52,369	$108,087	$106,407
Income from continuing operations per share — basic	$0.57		$0.55	$1.16	$1.14
Income from continuing operations per share — diluted	$0.57	(b)	$0.54	$1.14	$1.13
Net income per share — basic	$0.57		$0.55	$1.16	$1.11
Net income per share — diluted	$0.57	(b)	$0.54	$1.14	$1.09
Weighted average number of shares outstanding — basic	93,519		95,769	93,373	96,159
Weighted average number of shares outstanding — diluted	94,648		96,870	94,422	97,537
Net cash provided by operating activities	$95,641		$116,232	$215,988	$207,046

For footnotes, see page 11.

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CYH Announces Second Quarter 2007 Results

July 30, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2007		2006
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$1,249,128	100.0%	$1,061,054	100.0%

Operating expenses:
Salaries and benefits	495,085	39.6%	420,147	39.6%
Provision for bad debts	148,661	11.9%	115,704	10.9%
Supplies	146,033	11.7%	125,700	11.8%
Other operating expenses	258,556	20.7%	219,113	20.7%
Rent	28,244	2.3%	23,646	2.2%
Depreciation and amortization	53,349	4.3%	47,183	4.5%
Minority interest in earnings	625	0.0%	455	0.0%

Total expenses	1,130,553	90.5%	951,948	89.7%

Income from operations	118,575	9.5%	109,106	10.3%
Interest expense, net	31,155	2.5%	23,870	2.3%

Income from continuing operations before income taxes	87,420	7.0%	85,236	8.0%
Provision for income taxes	33,657	2.7%	32,867	3.1%

Net income	$53,763	4.3%	$52,369	4.9%

Net income per share — basic	$0.57		$0.55

Net income per share — diluted	$0.57		$0.54

Weighted average number of shares outstanding:
Basic	93,519		95,769

Diluted	94,648		96,870

Weighted average number of shares outstanding — basic	93,519		95,769
Add effect of dilutive securities:
Stock awards	1,129		1,101

Weighted average number of shares outstanding — diluted	94,648		96,870

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CYH Announces Second Quarter 2007 Results

July 30, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Six Months Ended
	June 30,
	2007		2006
		% of Net		% of Net
		Operating		Operating
	Amount	Revenue	Amount	Revenue
Net operating revenues	$2,453,125	100.0%	$2,087,616	100.0%

Operating expenses:
Salaries and benefits	981,421	40.0%	827,815	39.7%
Provision for bad debts	284,360	11.6%	223,295	10.7%
Supplies	286,541	11.7%	248,520	11.9%
Other operating expenses	503,815	20.5%	426,156	20.4%
Rent	54,240	2.2%	46,628	2.2%
Depreciation and amortization	104,619	4.3%	89,689	4.3%
Minority interest in earnings	818	0.0%	1,068	0.0%

Total expenses	2,215,814	90.3%	1,863,171	89.2%

Income from operations	237,311	9.7%	224,445	10.8%
Interest expense, net	61,559	2.5%	45,657	2.2%

Income from continuing operations before income taxes	175,752	7.2%	178,788	8.6%
Provision for income taxes	67,665	2.8%	69,165	3.3%

Income from continuing operations	108,087	4.4%	109,623	5.3%

Discontinued operations, net of taxes:
Loss from operations	—	0.0%	(657)	-0.1%
Loss on sale of hospitals	—	0.0%	(2,559)	-0.1%

Loss on discontinued operations	—	0.0%	(3,216)	-0.2%

Net income	$108,087	4.4%	$106,407	5.1%

Income from continuing operations per share-basic	$1.16		$1.14

Income from continuing operations per share-diluted	$1.14		$1.13

Net income per share — basic	$1.16		$1.11

Net income per share — diluted	$1.14		$1.09

Weighted average number of shares outstanding:
Basic	93,373		96,159

Diluted	94,422		97,537

Net Income per share calculation:
Net income	$108,087		$106,407

Add — Convertible notes interest, net of taxes	—		135

Adjusted net income	$108,087		$106,542

Weighted average number of shares outstanding — basic	93,373		96,159
Add effect of dilutive securities:
Stock awards	1,049		1,085
Convertible notes	—		293

Weighted average number of shares outstanding — diluted	94,422		97,537

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CYH Announces Second Quarter 2007 Results

July 30, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Three Months Ended June 30,
	Consolidated			Same-Store
	2007	2006	% Change	2007	2006	% Change
Number of hospitals (at end of period)	79	74		73	73
Licensed beds (at end of period)	9,550	8,546		8,479	8,466
Beds in service (at end of period)	7,777	6,871		6,863	6,796
Admissions	86,739	78,248	10.9%	77,300	77,425	-0.2%
Adjusted admissions	163,882	147,223	11.3%	145,359	145,920	-0.4%
Patient days	353,474	321,573	9.9%	314,721	319,014	-1.3%
Average length of stay (days)	4.1	4.1		4.1	4.1
Occupancy rate (average beds in service)	50.9%	52.5%		51.6%	52.6%
Net operating revenues	$1,249,128	$1,061,054	17.7%	$1,102,325	$1,054,956	4.5%
Net inpatient revenue as a % of total net operating revenues	48.1%	49.8%		48.2%	49.8%
Net outpatient revenue as a % of total net operating revenues	50.6%	48.9%		50.5%	48.9%
Income from operations	$118,575	$109,106	8.7%	$110,925	$110,121	0.7%
Income from operations as a % of net operating revenues	9.5%	10.3%		10.1%	10.4%

Depreciation and amortization	$53,349	$47,183		$47,903	$46,822

Minority interest in earnings	$625	$455		$625	$455

Liquidity Data:
Adjusted EBITDA	$172,549	$156,744	10.1%
Adjusted EBITDA as a % of net operating revenues	13.8%	14.8%

Net cash provided by operating activities	$95,641	$116,232

Net cash provided by operating activities as a % of net operating revenue	7.7%	11.0%

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CYH Announces Second Quarter 2007 Results

July 30, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Six Months Ended June 30,
	Consolidated			Same-Store
	2007	2006	% Change	2007	2006	% Change
Number of hospitals (at end of period)	79	74		73	73
Licensed beds (at end of period)	9,550	8,546		8,479	8,466
Beds in service (at end of period)	7,777	6,871		6,863	6,796
Admissions	175,763	157,214	11.8%	156,330	155,696	0.4%
Adjusted admissions	326,960	290,305	12.6%	289,197	288,022	0.4%
Patient days	717,654	654,822	9.6%	641,224	649,396	-1.3%
Average length of stay (days)	4.1	4.2		4.1	4.2
Occupancy rate (average beds in service)	52.8%	54.5%		53.5%	54.7%
Net operating revenues	$2,453,125	$2,087,616	17.5%	$2,182,151	$2,072,549	5.3%
Net inpatient revenue as a % of total net operating revenues	49.2%	50.3%		49.3%	50.3%
Net outpatient revenue as a % of total net operating revenues	49.6%	48.4%		49.5%	48.4%
Income from operations	$237,311	$224,445	5.7%	$225,635	$225,266	0.2%
Income from operations as a % of net operating revenues	9.7%	10.8%		10.3%	10.9%

Depreciation and amortization	$104,619	$89,689		$93,686	$88,961

Minority interest in earnings	$818	$1,068		$818	$1,068

Liquidity Data:
Adjusted EBITDA	$342,748	$315,202	8.7%
Adjusted EBITDA as a % of net operating revenues	14.0%	15.1%

Net cash provided by operating activities	$215,988	$207,046

Net cash provided by operating activities as a % of net operating revenue	8.8%	9.9%
Continuing operating results and statistical data exclude discontinued operations for all periods presented.

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CYH Announces Second Quarter 2007 Results

July 30, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$21,357	$40,566
Patient accounts receivable, net of allowance for doubtful accounts of $498,473 and $478,565 at June 30, 2007 and December 31, 2006, respectively	876,523	773,984
Supplies	121,964	113,320
Deferred income taxes	13,249	13,249
Prepaid expenses and taxes	36,287	32,385
Other current assets	62,933	47,880

Total current assets	1,132,313	1,021,384

Property and equipment	2,809,988	2,630,366
Less accumulated depreciation and amortization	(720,846)	(643,789)

Property and equipment, net	2,089,142	1,986,577

Goodwill	1,344,956	1,336,525

Other assets, net	226,700	162,093

Total assets	$4,793,111	$4,506,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$25,757	$35,396
Accounts payable	257,730	247,747
Current income taxes payable	49,010	7,626
Accrued interest	8,375	7,122
Accrued liabilities	270,152	277,392

Total current liabilities	611,024	575,283

Long-term debt	1,974,240	1,905,781

Deferred income taxes	141,472	141,472

Other long-term liabilities	205,408	160,370

Stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,881,020 shares issued and 94,905,471 shares outstanding at June 30, 2007 and 95,026,494 shares issued and 94,050,945 shares outstanding at December 31, 2006	959	950
Additional paid-in capital	1,215,321	1,195,947
Treasury stock, at cost, 975,549 shares at June 30, 2007 and December 31, 2006	(6,678)	(6,678)
Accumulated other comprehensive income	15,622	5,798
Retained earnings	635,743	527,656

Total stockholders’ equity	1,860,967	1,723,673

Total liabilities and stockholders’ equity	$4,793,111	$4,506,579

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CYH Announces Second Quarter 2007 Results

July 30, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2007	2006
Cash flows from operating activities
Net income	$108,087	$106,407
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	104,619	89,689
Minority interest in earnings	818	1,068
Stock-based compensation expense	14,295	8,946
Excess tax benefits relating to stock-based compensation	(2,295)	(4,588)
Other non-cash expenses, net	(1,542)	3,306
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(47,415)	(57,961)
Supplies, prepaid expenses and other current assets	(13,458)	(93)
Accounts payable, accrued liabilities and income taxes	46,353	69,988
Other	6,526	(9,716)

Net cash provided by operating activities	215,988	207,046

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(187,955)	(178,015)
Purchases of property and equipment	(108,849)	(94,194)
Disposition of hospital and other anciliary operations	12,662	750
Proceeds from sale of equipment	234	74
Increase in other assets	(25,362)	(24,382)

Net cash used in investing activities	(309,270)	(295,767)

Cash flows from financing activities
Proceeds from exercise of stock options	6,693	8,699
Excess tax benefits relating to stock-based compensation	2,295	4,588
Stock buy-back	—	(137,666)
Deferred financing costs	(367)	(16)
Redemption of convertible notes	—	(128)
Proceeds from minority investors in joint ventures	1,105	3,060
Redemption of minority investments in joint ventures	(1,369)	(530)
Distributions to minority investors in joint ventures	(1,705)	(1,977)
Borrowings under credit agreement	132,000	176,000
Repayments of long-term indebtedness	(64,579)	(43,260)

Net cash provided by financing activities	74,073	8,770

Net change in cash and cash equivalents	(19,209)	(79,951)
Cash and cash equivalents at beginning of period	40,566	104,108

Cash and cash equivalents at end of period	$21,357	$24,157

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CYH Announces Second Quarter 2007 Results

July 30, 2007
Footnotes for Page 4

(a)	EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months and six months ended June 30, 2007 and 2006 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Adjusted EBITDA	$172,549	$156,744	$342,748	$315,202

Interest expense, net	(31,155)	(23,870)	(61,559)	(45,657)

Provision for income taxes	(33,657)	(32,867)	(67,665)	(69,165)

Loss from operations of hospital sold, net of taxes	—	—	—	(657)

Other non-cash expenses, net	4,755	5,026	10,459	3,727

Net changes in operating assets and liabilities, net of effects of acquisitions	(16,851)	11,199	(7,995)	3,596

Net cash provided by operating activities	$95,641	$116,232	$215,988	$207,046

(b)	Includes additional stock-based compensation expense of approximately $2.7 million, or $0.01 per diluted share and $5.3 million, or $0.03 per diluted share for the three months and six months ended June 30, 2007, respectively, representing an additional incremental year of stock-based compensation expense as no restricted stock or options were granted in 2004.

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